Exhibit 99.1

RADIATION THERAPY SERVICES HOLDINGS, INC.

PRESS RELEASE

Investors: Amy Glynn / Nick Laudico The Ruth Group 646-536-7023 / 7030 aglynn@theruthgroup.com nlaudico@theruthgroup.com

RADIATION THERAPY SERVICES HOLDINGS, INC. REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

First Quarter 2011 Highlights:

•                  Completed acquisition of Medical Developers, LLC and issuance of $66.3 million of 9.875% Senior Subordinated Notes due 2017 in connection therewith

•                  Pro Forma Adjusted EBITDA increased 21.1% versus same period in prior year

•                  Same practice therapy revenue increased 3.3% versus same period in prior year

•                  Continued to strengthen management team with appointment of Senior Vice President of Managed Care and Network Development

FORT MYERS, FL, May 11, 2011 — Radiation Therapy Services Holdings, Inc. (the “Company”), a leading operator of radiation therapy centers, today announced financial results for the first quarter ended March 31, 2011.

Total revenues for the first quarter of 2011 were $156.5 million, an increase of 16.4% compared to $134.5 million in revenue in the same quarter of 2010. The increase in revenue was principally due to revenue from the May 2010 acquisition of the Myrtle Beach, South Carolina physician practices and the March 2011 acquisition of Medical Developers, LLC (“Medical Developers”), which operates 26 radiation oncology centers in Latin America, of $9.9 million and $5.2 million, respectively.  In addition, the Company issued $66.3 million of its 9.875% senior subordinated notes due 2017 to facilitate the acquisition of Medical Developers.

For the first quarter 2011, the Company reported an average of 2,004 total treatments per day at its domestic freestanding radiation oncology centers, up 3.7% as compared to the same period in 2010.

Same practice therapy revenue increased 3.3% from the first quarter of 2010 principally as a result of a mix shift towards more clinically sophisticated radiation oncology services, which resulted in an increase in Relative Value Units (“RVUs”)  and an additional treatment day, both partially offset by a reduction in the conversion factor for fiscal year 2011.

Total RVUs per day at domestic freestanding centers increased 16.5% in the first quarter of 2011 versus the same period of the prior year principally as a result of an increase in RVU values in 2011 and a mix shift towards more clinically sophisticated radiation oncology services.

Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items (“Pro Forma Adjusted EBITDA”) increased 21.1% in the first quarter of 2011 to $31.2 million, or 18.9% of total pro forma revenues, from $25.7 million, or 19.1% of total pro forma revenues, in the first quarter of 2010.  A reconciliation of net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues determined in accordance with generally accepted accounting principles to total pro forma revenues for the quarters ended March 31, 2011 and 2010 is included in the attached supplemental information.

The net loss for the first quarter of 2011 was $3.1 million, compared to a net loss of $1.0 million in the first quarter of 2010.  The increase in net loss for the first quarter of 2011 was primarily due to an increase in income tax expense related to an additional valuation allowance provided against the Company’s U.S. and certain states’ deferred tax assets.

Dr. Daniel Dosoretz, President and Chief Executive Officer, said, “Although we are seeing slight improvements in volume levels in our same practice centers, similar to other healthcare providers, we believe in many markets patients are continuing to postpone visits to their primary care physicians and other providers that can lead to the early diagnosis and treatment of cancer.

“We are very excited about the short and long term prospects associated with our March 1st acquisition of 26 radiation oncology centers in Latin America, a rapidly growing market. Leveraging this strong platform, we believe there are substantial opportunities to develop de novo centers and acquire additional centers, employing the clustering strategy that has proven successful for us in the U.S.

“During the first quarter, we continued to strengthen our management team with the appointment of Kurt Janavitz to the position of Senior Vice President of Managed Care and Network Development.  Kurt has more than 20 years experience in health care finance, strategy, operations and marketing and has worked extensively on the payer and provider sides of the business.

“Finally, we are pleased with the continued progress in other important initiatives, such as improvements to our clinical information technology systems to advance patient care, and the work associated with our role as developer and managing partner in the first proton beam center to be located in New York,” concluded Dr. Dosoretz.

Conference Call

Management will host a conference call Thursday, May 12, 2011 at 11:00 a.m. EDT to discuss financial results, other developments and business conditions. The dial-in numbers are (877) 407-4018 for domestic callers and (201) 689-8471 for international callers.  In addition, a telephonic replay of the call will be available until May 26, 2011.  The replay dial-in numbers are (877) 870-5176 for domestic callers and (858) 384-5517 for international callers.  Please use the conference ID number 371043 to access the replay.

About Radiation Therapy Services, Inc.

Radiation Therapy Services, Inc., the Company’s wholly-owned operating subsidiary, which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of advanced radiation therapy services to cancer patients. In total, Radiation Therapy Services, Inc. operates 118 treatment centers, including 91 centers located in 16 U.S. states, 26 centers located in six countries in Latin America and one center located in India.  Radiation Therapy Services, Inc. is headquartered in Fort Myers, Florida.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2011.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to the Company’s actual financial results and those risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

 RADIATION THERAPY SERVICES HOLDINGS, INC.

 CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands, except share and per share amounts)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,455	$13,977
Accounts receivable, net	94,231	63,571
Prepaid expenses	7,008	6,969
Inventories	1,409	1,426
Deferred income taxes	2,276	2,276
Other	8,189	3,534
Total current assets	136,568	91,753

Equity investments in joint ventures	3,746	20,136
Property and equipment, net	239,018	229,665
Real estate subject to finance obligation	9,567	8,100
Goodwill	838,438	770,898
Intangible assets, net	107,210	85,236
Other assets	32,744	30,542
Total assets	$1,367,291	$1,236,330

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$27,807	$21,888
Accrued expenses	53,010	35,765
Income taxes payable	8,755	5,994
Current portion of long-term debt	8,875	8,780
Current portion of finance obligation	54	53
Other current liabilities	6,626	197
Total current liabilities	105,127	72,677
Long-term debt, less current portion	654,480	590,051
Finance obligation, less current portion	10,076	8,515
Other long-term liabilities	18,008	15,981
Deferred income taxes	41,827	33,527
Total liabilities	829,518	720,751

Noncontrolling interests - redeemable	7,322	7,371

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,025 shares authorized, 1,025 and 1,000 shares issued and outstanding at March 31, 2011 and December 31, 2010	—	—
Additional paid-in capital	647,954	630,989
Retained deficit	(134,890)	(130,374)
Notes receivable from shareholder	(175)	(175)
Accumulated other comprehensive loss, net of tax	(1,884)	(3,391)
Total Radiation Therapy Services Holdings, Inc. shareholder’s equity	511,005	497,049
Noncontrolling interests - nonredeemable	19,446	11,159
Total equity	530,451	508,208
Total liabilities and equity	$1,367,291	$1,236,330

RADIATION THERAPY SERVICES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenues:
Net patient service revenue	$155,083	$133,113
Other revenue	1,454	1,420
Total revenues	156,537	134,533

Expenses:
Salaries and benefits	80,899	69,664
Medical supplies	12,491	10,813
Facility rent expense	7,823	5,316
Other operating expenses	7,458	6,244
General and administrative expenses	17,836	14,268
Depreciation and amortization	12,455	12,088
Provision for doubtful accounts	3,801	2,739
Interest expense, net	14,493	15,020
Gain on fair value adjustment of previously held equity investment	(234)	—
Foreign currency transaction loss	10	—
Loss on forward currency derivative contracts	116	—
Total expenses	157,148	136,152

Loss before income taxes	(611)	(1,619)
Income tax expense (benefit)	2,466	(620)

Net loss	(3,077)	(999)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(1,439)	(807)

Net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder	(4,516)	(1,806)

Other comprehensive income:
Unrealized gain on derivative interest rate swap agreement and foreign currency translation, net of tax	1,169	276
Comprehensive loss	$(3,347)	$(1,530)

RADIATION THERAPY SERVICES HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Pro-forma Adjusted EBITDA to Net Loss Attributable to Radiation Therapy Services Holdings, Inc. Shareholder

	Three Months Ended
	March 31,
(in thousands):	2011	2010

Total revenues	$156,537	$134,533
Pro-forma full period effect of acquisitions (a)	8,345	—
Total pro-forma revenues	$164,882	$134,533

Net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder	$(4,516)	$(1,806)
Income tax expense (benefit)	2,466	(620)
Interest expense, net	14,493	15,020
Depreciation and amortization	12,455	12,088
Loss on forward currency derivative contracts	116	—
Gain on fair value adjustment of previously held equity investment	(234)	—
Management fees (b)	277	267
Non-cash expenses (c)	1,342	1,086
Sale-lease back adjustments (d)	(196)	(1,898)
Acquisition-related costs (e)	1,648	81
Other expenses (f)	321	649
Litigation settlement (g)	—	866
Pro-forma full period effect of acquisition EBITDA (a)	3,000	—

Pro-forma Adjusted EBITDA (1)	$31,172	$25,733

Pro-forma Adjusted EBITDA as a percentage of total pro-forma revenues	18.9%	19.1%

(1) Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, foreign currency hedge loss, gain on fair value adjustment of previously held equity investment management fees from our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions and tail premiums on termed physicians, litigation settlements with physicians, change in accounting estimate physician compensation and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisition completed during 2011, including the purchase of the Medical Developers’ physician practices in March 2011. The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisition had occurred at the beginning of the year.

(b) Management fees are fees paid to our sponsor, Vestar Capital Partners.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with the adoption of ASC 805, Business Combinations, requiring prior capitalized costs be expensed, including professional fees and due diligence costs relating to the acquisition of physician practices.

(f) Other expenses include loss on sale of assets, severance payments related to termination of employee staff reductions and tail premiums paid on terminated physicians.

(g) Litigation settlement relates to costs associated with the termination of physicians during 2010 as a result of the cost savings plans implemented in the fourth quarter of 2009.

We believe the Pro-forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Radiation Therapy Services Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

RADIATION THERAPY SERVICES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended
	March 31,
	2011	2010
Cash flows from operating activities
Net loss	$(3,077)	$(999)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	10,829	9,173
Amortization	1,626	2,915
Deferred rent expense	289	557
Deferred income taxes	1,968	2,160
Stock-based compensation	680	250
Provision for doubtful accounts	3,801	2,739
(Gain) loss on the sale of property and equipment	(8)	415
Loss on forward currency derivative contracts	116	—
Loss on foreign currency transactions	49	—
Gain on fair value adjustment of previously held equity investment	(234)	—
Amortization of debt discount	192	302
Amortization of loan costs	1,014	707
Equity interest in net loss (earnings) of joint ventures	250	(165)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(15,597)	(7,576)
Income taxes payable	(337)	(2,831)
Inventories and other current assets	(677)	62
Prepaid expenses	765	2,322
Accounts payable	2,844	82
Accrued expenses	13,887	(975)

Net cash provided by operating activities	18,380	9,138

Cash flows from investing activities
Purchase of property and equipment	(11,413)	(6,782)
Acquisition of medical practices	(42,104)	(283)
Proceeds from the sale of property and equipment	5	263
Repayments from employees	135	216
Contribution of capital to joint venture entities	—	(2,633)
Distribution received from joint venture entities	300	—
Proceeds from the sale of equity interest in a joint venture	312	—
Payment of foreign currency derivative contracts	(552)	—
Change in other assets and other liabilities	(60)	(1,873)

Net cash used in investing activities	(53,377)	(11,092)

Cash flows from financing activities
Proceeds from issuance of debt (net of original issue discount of $625)	49,401	—
Principal repayments of debt	(2,456)	(3,609)
Repayments of finance obligation	(13)	(263)
Proceeds from equity contribution	3	—
Payments of notes receivable from shareholder	—	50
Proceeds from issuance of noncontrolling interest	—	608
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(923)	(813)
Deconsolidation of noncontrolling interest	—	(14)
Payments of debt issue costs	(1,534)	—

Net cash provided by (used in) financing activities	44,478	(4,041)

Effect of exchange rate changes on cash and cash equivalents	(3)	—

Net increase (decrease) in cash and cash equivalents	9,478	(5,995)
Cash and cash equivalents, beginning of period	13,977	32,958

Cash and cash equivalents, end of period	$23,455	$26,963

RADIATION THERAPY SERVICES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended
	March 31,
	2011	2010
Supplemental disclosure of non-cash transactions
Recorded noncash contribution of capital by noncontrolling interest holder	$—	$602
Recorded noncash deconsolidation of noncontrolling interest	$—	$(64)
Recorded finance obligation related to real estate projects	$1,575	$2,742
Recorded derecognition of finance obligation related to real estate projects	$—	$(67,658)
Recorded noncash distribution receivable and equity contribution payable from equity investee	$—	$75
Recorded noncash use of vendor credit	$—	$1,565
Recorded issuance of Parent equity units related to the acquisition of medical practices	$16,282	$—
Recorded issuance of senior subordinated notes related to the acquisition of medical practices	$16,250	$—
Recorded earn-out accrual related to the acquisition of medical practices	$2,280	$—

RADIATION THERAPY SERVICES HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended
	March 31,		%
	2011	2010	Change

Number of treatment days (domestic U.S.)	64	63

Total RVU’s - freestanding centers (domestic U.S.)	3,209,341	2,753,620	16.5%

RVU’s per day - freestanding centers (domestic U.S.)	50,146	43,708	14.7%

Percentage change in RVU’s per day - freestanding centers - same practice basis (domestic U.S.)	9.3%	-0.8%

Number of regions at period end	9	8

Number of local markets at period end (domestic U.S.)	28	28

Treatment centers - freestanding	112	91	23.1%
Treatment centers - hospital / other groups	6	7	-14.3%
	118	98	20.4%

Days sales outstanding at quarter end (domestic U.S.)	40	41

Percentage change in freestanding revenues - same practice basis (domestic U.S.)	3.3%	-5.0%

Net patient service revenue - professional services only (in thousands) (domestic U.S.)	$42,097	$34,623

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